Annex I

To the Distribution Agreement by and between

The Select Sector SPDR® Trust and State Street Global Advisors Funds Distributors, LLC

ETF	Trading Symbol	Listing Exchange	Fee*
State Street® Communication Services Select Sector SPDR® ETF (formerly, The Communication Services Select Sector SPDR® Fund)	XLC	NYSE Arca, Inc.	1.8125 bps

State Street® Consumer Discretionary Select Sector SPDR® ETF (formerly, The Consumer Discretionary Select Sector SPDR® Fund)	XLY	NYSE Arca, Inc.	1.8125 bps

State Street® Consumer Staples Select Sector SPDR® ETF (formerly, The Consumer Staples Select Sector SPDR® Fund)	XLP	NYSE Arca, Inc.	1.8125 bps

State Street® Energy Select Sector SPDR® ETF (formerly, The Energy Select Sector SPDR® Fund)	XLE	NYSE Arca, Inc.	1.8125 bps

State Street® Financial Select Sector SPDR® ETF (formerly, The Financial Select Sector SPDR® Fund)	XLF	NYSE Arca, Inc.	1.8125 bps

State Street® Health Care Select Sector SPDR® ETF (formerly, The Health Care Select Sector SPDR® Fund)	XLV	NYSE Arca, Inc.	1.8125 bps

State Street® Industrial Select Sector SPDR® ETF (formerly, The Industrial Select Sector SPDR® Fund)	XLI	NYSE Arca, Inc.	1.8125 bps

State Street® Materials Select Sector SPDR® ETF (formerly, The Materials Select Sector SPDR® Fund)	XLB	NYSE Arca, Inc.	1.8125 bps

State Street® Real Estate Select Sector SPDR® ETF (formerly, The Real Estate Select Sector SPDR® Fund)	XLRE	NYSE Arca, Inc.	1.8125 bps

State Street® Technology Select Sector SPDR® ETF (formerly, The Technology Select Sector SPDR® Fund)	XLK	NYSE Arca, Inc.	1.8125 bps

State Street® Utilities Select Sector SPDR® ETF (formerly, The Utilities Select Sector SPDR® Fund)	XLU	NYSE Arca, Inc.	1.8125 bps

State Street® Communication Services Select Sector SPDR® Premium Income ETF (formerly, The Communication Services Select Sector SPDR® Premium Income Fund)	XLCI	NYSE Arca, Inc.	None

State Street® Consumer Discretionary Select Sector SPDR® Premium Income ETF (formerly, The Consumer Discretionary Select Sector SPDR® Premium Income Fund)	XLYI	NYSE Arca, Inc.	None

State Street® Consumer Staples Select Sector SPDR® Premium Income ETF (formerly, The Consumer Staples Select Sector SPDR® Premium Income Fund)	XLSI	NYSE Arca, Inc.	None

State Street® Energy Select Sector SPDR® Premium Income ETF (formerly, The Energy Select Sector SPDR® Premium Income Fund)	XLEI	NYSE Arca, Inc.	None

State Street® Financial Select Sector SPDR® Premium Income ETF (formerly, The Financial Select Sector SPDR® Premium Income Fund)	XLFI	NYSE Arca, Inc.	None

State Street® Health Care Select Sector SPDR® Premium Income ETF (formerly, The Health Care Select Sector SPDR® Premium Income Fund)	XLVI	NYSE Arca, Inc.	None

State Street® Industrial Select Sector SPDR® Premium Income ETF (formerly, The Industrial Select Sector SPDR® Premium Income Fund)	XLII	NYSE Arca, Inc.	None

State Street® Materials Select Sector SPDR® Premium Income ETF (formerly, The Materials Select Sector SPDR® Premium Income Fund)	XLBI	NYSE Arca, Inc.	None

State Street® Real Estate Select Sector SPDR® Premium Income ETF (formerly, The Real Estate Select Sector SPDR® Premium Income Fund)	XLRI	NYSE Arca, Inc.	None

ETF	Trading Symbol	Listing Exchange	Fee*
State Street® Technology Select Sector SPDR® Premium Income ETF (formerly, The Technology Select Sector SPDR® Premium Income Fund)	XLKI	NYSE Arca, Inc.	None

State Street® Utilities Select Sector SPDR® Premium Income ETF (formerly, The Utilities Select Sector SPDR® Premium Income Fund)	XLUI	NYSE Arca, Inc.	None

*

As consideration for the Distributor’s distribution services to each of the Funds, the Distributor shall receive from each Fund an annual Fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month of the stated annual percentages of each Fund’s average daily net assets during the month.